Urban Outfitters, Inc.                                               Exhibit 11
INCOME PER SHARE CALCULATION:
APRIL 30, 1996 & 1995


INCOME PER SHARE CALCULATION:

                                          Three Months Ended April 30,
                              -----------------------------------------------
                                       1996                     1995
                              ----------------------   ----------------------

NET INCOME                    2,927,000        $0.17   2,267,000        $0.13
                              =========   ==========   =========   ==========

WEIGHTED AVERAGE COMMON
   SHARES & COMMON SHARE
   EQUIVALENTS OUTSTANDING                17,686,800               17,589,480
                                          ==========               ==========



COMPUTATION OF COMMON SHARES
    & COMMON SHARE EQUIVALENTS OUTSTANDING:


                                                          Three Months Ended April 30,
                                        -----------------------------------------------------------------
                                                     1996                               1995
                                        ------------------------------     ------------------------------
                                        End of Period    Weighted Ave.     End of Period    Weighted Ave.
                                        -------------    -------------     -------------    -------------
COMMON SHARES OUTSTANDING                  17,335,036       17,196,804        17,001,040       16,962,578
                                                            ----------                         ----------

COMMON SHARE EQUIVALENTS:
         OPTIONS                              529,278          667,510           690,614          729,076
         ASSUMED REPURCHASED
                AT AVERAGE PRICE                              (177,514)                          (102,174)
                                                            ----------                         ----------

WEIGHTED AVERAGE COMMON
    EQUIVALENTS                                                489,996                            626,902
                                                            ----------                         ----------

TOTAL WEIGHTED AVERAGE
   COMMON SHARES & COMMON
   SHARE EQUIVALENTS OUTSTANDING                            17,686,800                         17,589,480
                                                            ==========                         ==========